Exhibit 5.1

ATTORNEYS AT LAW One Independent Drive, Suite 1300 Jacksonville, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com CLIENT/MATTER NUMBER 045952-0305

October 14, 2016

22nd Century Group, Inc.

9530 Main Street

Clarence, New York 14031

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Additional Registration Statement”) to be filed by 22nd Century Group, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about October 14, 2016, in connection with the registration under the Securities Act of 1933, as amended, of the proposed issuance and sale, from time to time, by the Company having a maximum aggregate public offering price of up to $2,936,357 of its (i) shares of Common Stock, par value $0.00001 per share (the “Common Stock”) and (ii) warrants to purchase shares of the Company’s Common Stock (the “Warrants”). The Common Stock and the Warrants are referred to herein collectively as the “Securities.” The Additional Registration Statement relates to the registration statement on Form S-3 (Registration No. 333-195386) (the “Original Registration Statement” and, together with the Additional Registration Statement, the “Registration Statement”) declared effective by the Commission on June 5, 2014, as amended. The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

As counsel to the Company in connection with the proposed potential issuance and sale of the above-referenced Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Certificate of Incorporation and Bylaws, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Securities; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (vi) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Certificate of Incorporation, as amended, and not otherwise reserved for issuance.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

22nd Century Group, Inc.

October 14, 2016

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and (iii) we render no opinion as to the effect of the laws of any state or jurisdiction other than the corporate law of the State of Nevada.

Based upon the foregoing, it is our opinion that:

1.	The shares of Common Stock covered by the Additional Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus, and Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2.	Any Warrants subsequently offered by the Company under the Additional Registration Statement will be valid, legal and binding obligations of the Company at such time as all of the following shall have occurred:

a.	The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b.	The terms of such Warrants and of their sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.	Any applicable warrant agreements shall have been duly executed and delivered;

22nd Century Group, Inc.

October 14, 2016

d.	Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.	Such Warrants shall have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Additional Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

We consent to the use of this opinion as an exhibit to the Additional Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and Prospectus Supplement constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of shares of Common Stock subject to the Additional Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Foley & Lardner LLP